News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three and Six Month Periods Ended April 30, 2019

Boston, MA, May 21, 2019 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.89 for the second quarter of fiscal 2019, an increase of 14 percent from $0.78 of earnings per diluted share in the second quarter of fiscal 2018 and an increase of 19 percent from $0.75 of earnings per diluted share in the first quarter of fiscal 2019.

The Company reported adjusted earnings per diluted share(1) of $0.89 for the second quarter of fiscal 2019, an increase of 16 percent from $0.77 of adjusted earnings per diluted share in the second quarter of fiscal 2018 and an increase of 22 percent from $0.73 of adjusted earnings per diluted share in the first quarter of fiscal 2019. Earnings under U.S. generally accepted accounting principles (U.S. GAAP) matched adjusted earnings in the second quarter of fiscal 2019. Earnings under U.S. GAAP exceeded adjusted earnings by $0.01 per diluted share in the second quarter of fiscal 2018 and $0.02 per diluted share in the first quarter of fiscal 2019, reflecting the reversal of net excess tax benefits related to stock-based awards of $1.9 million and $2.9 million, respectively.

Net gains and other investment income related to seed capital investments contributed $0.03 and $0.01 to earnings per diluted share in the second quarter of fiscal 2019 and fiscal 2018, respectively, and were negligible in the first quarter of fiscal 2019. Net income from consolidated collateralized loan obligation (CLO) entities contributed $0.07 to earnings per diluted share in the second quarter of fiscal 2019, was negligible in the second quarter of fiscal 2018 and reduced earnings by $0.02 per diluted share in the first quarter of fiscal 2019.

Consolidated net inflows of $4.6 billion in the second quarter of fiscal 2019 represent a 4 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $4.4 billion and 4 percent annualized internal growth in managed assets in the second quarter of fiscal 2018 and net inflows of $1.5 billion and annualized internal growth in managed assets of 1 percent in the first quarter of fiscal 2019. Excluding exposure management mandates, the Company’s annualized internal growth rate in managed assets was 3 percent in the second quarter of fiscal 2019, 9 percent in the second quarter of fiscal 2018 and 2 percent in the first quarter of fiscal 2019.

(1)Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of closed-end fund structuring fees, costs associated with special dividends, debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, and non-recurring charges for the effect of the tax law changes. Management and our Board of Directors, as well as certain of our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

The Company’s annualized internal management fee revenue growth rate (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows divided by beginning of period consolidated management fee revenue) was 1 percent in the second quarter of fiscal 2019, 6 percent in the second quarter of fiscal 2018 and -4 percent in the first quarter of fiscal 2019. These growth rates reflect the Company’s retrospective adoption of Accounting Standard Update (ASU) 2014-09, Revenue from Contracts with Customers, on November 1, 2018, which provides for management fee revenue to be recorded net of associated subsidy expenses.

Consolidated assets under management were $469.9 billion on April 30, 2019, up 7 percent from $440.1 billion of consolidated managed assets on April 30, 2018 and up 6 percent from $444.7 billion of consolidated managed assets on January 31, 2019. The year-over-year increase in consolidated assets under management reflects net inflows of $11.9 billion and market price appreciation of $17.9 billion. The sequential quarterly increase in consolidated assets under management reflects net inflows of $4.6 billion and market price appreciation of $20.7 billion in the second quarter of fiscal 2019.

“Strong market returns and continued net inflows combined to drive Eaton Vance’s consolidated assets under management to record levels in the second quarter of fiscal 2019,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “While improved from the prior quarter, the Company’s operating income continues to be adversely affected by declines in managed assets of certain higher-fee strategies and spending in support of business growth.”

Average consolidated assets under management were $456.2 billion in the second quarter of fiscal 2019, up 4 percent from $440.6 billion in the second quarter of fiscal 2018 and up 4 percent from $437.4 billion in the first quarter of fiscal 2019.

As shown in Attachment 10, excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 31.8 basis points in the second quarter of fiscal 2019, down 3 percent from 32.8 basis points in the second quarter of fiscal 2018 and down 1 percent from 32.0 basis points in the first quarter of fiscal 2019. Changes in average annualized management fee rates for the compared periods primarily reflect shifts in the Company’s mix of business. Average annualized management fee rates for prior year periods have been restated to reflect the retrospective adoption of ASU 2014-09 on November 1, 2018 as described above.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $36.8 billion in the second quarter of fiscal 2019, down 7 percent from $39.4 billion in the second quarter of fiscal 2018 and down 18 percent from $44.7 billion in the first quarter of fiscal 2019.

Consolidated redemptions and other outflows were $32.2 billion in the second quarter of fiscal 2019, down 8 percent from $35.0 billion in the second quarter of fiscal 2018 and down 25 percent from $43.2 billion in the first quarter of fiscal 2019.

As of April 30, 2019, the Company’s 49 percent-owned affiliate Hexavest Inc. (Hexavest) managed $13.9 billion of client assets, down 12 percent from $15.8 billion of managed assets on April 30, 2018 and up 5 percent from $13.2 billion of managed assets on January 31, 2019. Hexavest had net inflows of $0.2 billion in the second quarter of fiscal 2019 versus net outflows of $0.2 billion in the second quarter of fiscal 2018 and net outflows of $0.7 billion in the first quarter of fiscal 2019. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is the adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights(2)

(in thousands, except per share figures)

	Three Months Ended
	April 30,	January 31,	April 30,
	2019	2019	2018
Revenue	411,861	$406,416	$412,700
Expenses	284,688	285,286	280,014
Operating income	127,173	121,130	132,686
Operating margin	30.9%	29.8%	32.2%
Non-operating income (expense)	20,291	(3,193)	(5,349)
Income taxes	(37,069)	(27,625)	(34,044)
Equity in net income of affiliates, net of tax	2,735	1,948	3,113
Net income	113,130	92,260	96,406
Net (income) loss attributable to non-
controlling and other beneficial interests	(11,323)	(5,459)	195
Net income attributable to
Eaton Vance Corp. shareholders	$101,807	$86,801	$96,601
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$101,530	$83,852	$94,765
Earnings per diluted share	$0.89	$0.75	$0.78
Adjusted earnings per diluted share	$0.89	$0.73	$0.77

Second Quarter Fiscal 2019 vs. Second Quarter Fiscal 2018(2)

Revenue totaled $411.9 million in the second quarter of fiscal 2019 compared to $412.7 million in the second quarter of fiscal 2018. Management fees were up 1 percent, as a 4 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were $1.8 million in the second quarter of fiscal 2019 and $(0.5) million in the second quarter of fiscal 2018. Distribution and service fee revenues were collectively down 7 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses increased 2 percent to $284.7 million in the second quarter of fiscal 2019 from $280.0 million in the second quarter of fiscal 2018. Increases in compensation, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses were partially offset by a decrease in distribution expense. The increase in compensation reflects higher salaries and benefits associated with increases in headcount, higher stock-based compensation and $1.6 million of costs associated with employee terminations recognized in the second quarter of fiscal 2019, partially offset by lower sales-based incentive compensation and operating income-based bonus accruals. The increase in service fee expense reflects higher private fund service fee payments, partially offset by lower Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund and Class C commission amortization. The increase in fund-related expenses reflects higher sub-advisory fees paid and an increase in fund expenses borne by the Company on funds for which it earns an all-in fee. Other operating expenses increased 3 percent, primarily reflecting higher information technology spending, partially offset by lower travel and other corporate expenses. The decrease in distribution expense primarily reflects lower Class C distribution fee payments.

(2) Prior period revenue and expenses have been restated to reflect certain classification adjustments from the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. The adoption of the new revenue recognition accounting standard had no impact on operating income or earnings per share.

Operating income decreased 4 percent to $127.2 million in the second quarter of fiscal 2019 from $132.7 million in the second quarter of fiscal 2018. Operating margin decreased to 30.9 percent in the second quarter of fiscal 2019 from 32.2 percent in the second quarter of fiscal 2018.

Non-operating income totaled $20.3 million in the second quarter of fiscal 2019 versus $5.3 million of non-operating expense in the second quarter of fiscal 2018. The year-over-year change reflects a $15.5 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, and a $10.1 million increase in income contribution from consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 25.1 percent in the second quarter of fiscal 2019 and 26.7 percent in the second quarter of fiscal 2018. The Company’s effective tax rate is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $2.7 million in the second quarter of fiscal 2019 and $3.1 million in the second quarter of fiscal 2018. In the second quarter of fiscal 2019, substantially all equity in net income of affiliates related to the Company’s investment in Hexavest. Equity in net income of affiliates in the second quarter of fiscal 2018 included $2.8 million from the Company’s Hexavest investment and $0.3 million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $11.3 million in the second quarter of fiscal 2019 and $(0.2) million in the second quarter of fiscal 2018. The year-over-year change primarily reflects an increase in income earned by consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 110.4 million in the second quarter of fiscal 2019 and 115.6 million in the second quarter of fiscal 2018, a decrease of 5 percent. The year-over-year reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 114.2 million in the second quarter of fiscal 2019 and 123.8 million in the second quarter of fiscal 2018, a decrease of 8 percent. The decline in weighted average diluted shares outstanding further reflects a decrease in the dilutive effect of in-the-money options and unvested restricted stock awards due to lower market prices of the Company’s shares.

Second Quarter Fiscal 2019 vs. First Quarter Fiscal 2019

In the second quarter of fiscal 2019, revenue increased 1 percent to $411.9 million from $406.4 million in the first quarter of fiscal 2019. Management fees were up 2 percent, as a 4 percent increase in average consolidated assets under management outweighed the impact of three fewer fee days and lower consolidated average management fee rates. Performance fees were $1.8 million in the second quarter of fiscal 2019 and $(0.3) million in the first quarter of fiscal 2019. Distribution and service fee revenues were collectively down 5 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses totaled $284.7 million in the second quarter of fiscal 2019 compared to $285.3 million in the first quarter of fiscal 2019, reflecting decreases in compensation and distribution expense, partially offset by increases in service fee expense, fund-related expenses and other operating expenses. The decrease in compensation expense reflects lower salaries and benefits and stock-based compensation, driven by fewer payroll days in the second fiscal quarter, and lower sales-based incentive compensation, partially offset by higher performance- and operating income-based bonus accruals and $1.6 million of costs recognized in the second quarter of fiscal 2019 associated with employee terminations. The decrease in distribution expense reflects lower Class C distribution fee payments, partially offset by higher up-front sales commission expense. The increase in service fee expense reflects higher Class A and private fund service fee payments, partially offset by lower Class C service fee payments. The increase in fund-related expenses primarily reflects higher sub-advisory fees paid. Other operating expenses increased 1 percent, primarily reflecting higher information technology and professional services expenses, partially offset by lower facilities and other corporate expenses.

Operating income increased 5 percent to $127.2 million in the second quarter of fiscal 2019 from $121.1 million in the first quarter of fiscal 2019. Operating margin increased to 30.9 percent in the second quarter of fiscal 2019 from 29.8 percent in the first quarter of fiscal 2019.

Non-operating income totaled $20.3 million in the second quarter of fiscal 2019 versus $3.2 million of non-operating expense in the first quarter of fiscal 2019. The sequential change primarily reflects a $9.4 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, and a $13.9 million increase in income contribution from consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 25.1 percent in the second quarter of fiscal 2019 and 23.4 percent in the first quarter of fiscal 2019. The Company’s effective tax rate is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $2.7 million in the second quarter of fiscal 2019 and $1.9 million in the first quarter of fiscal 2019. In both the second and first quarters of fiscal 2019, substantially all equity in net income of affiliates related to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $11.3 million in the second quarter of fiscal 2019 and $5.5 million in the first quarter of fiscal 2019. The sequential change primarily reflects an increase in income earned by consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 110.4 million in the second quarter of fiscal 2019 and 112.3 million in the first quarter of fiscal 2019, a decrease of 2 percent. The sequential reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 114.2 million in the second quarter of fiscal 2019 and 115.5 million in the first quarter of fiscal 2019, a decrease of 1 percent. The change in weighted average diluted shares outstanding in the second quarter of fiscal 2019 also reflects an increase in the dilutive effect of in-the-money options due to higher market prices of the Company’s shares.

Taxation

The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate for the second and first quarters of fiscal 2019 and the second quarter of fiscal 2018:

	Three Months Ended
	April 30,	January 31,	April 30,
	2019	2019	2018
Statutory U.S. federal income tax rate	21.0%	21.0%	23.3%
State income taxes for current year, net of federal income tax benefits	4.5	4.6	4.3
Net income attributable to non-controlling and other beneficial interests	(0.9)	(1.0)	0.1
Other items	0.7	1.3	0.5
Adjusted effective income tax rate	25.3	25.9	28.2
Net excess tax benefits from stock-based compensation plans	(0.2)	(2.5)	(1.5)
Effective income tax rate	25.1%	23.4%	26.7%

The income tax provision for the second quarter of fiscal 2019 and the first quarter of fiscal 2019 includes $0.7 million and $0.6 million, respectively, of charges associated with certain provisions of the Tax Cuts and Jobs Act (2017 Tax Act) taking effect for the Company in fiscal 2019, relating principally to limitations on the deductibility of executive compensation.

The Company’s income tax provision was reduced by net excess tax benefits related to the exercise of employee stock options and vesting of restricted stock awards during the period totaling $0.3 million in the second quarter of fiscal 2019, $1.9 million in the second quarter of fiscal 2018 and $2.9 million in the first quarter of fiscal 2019.

The Company’s calculations of adjusted net income and adjusted earnings per diluted share remove the tax impact of stock-based compensation shortfalls or windfalls recognized in connection with the accounting guidance adopted in the first quarter of fiscal 2018. On this basis, the Company’s adjusted effective tax rate was 25.3 percent in the second quarter of fiscal 2019, 28.2 percent in the second quarter of fiscal 2018 and 25.9 percent in the first quarter of fiscal 2019. On the same adjusted basis, the Company estimates that its effective tax rate will be approximately 25.9 to 26.4 percent for the balance of fiscal 2019 and for the fiscal year as a whole. The Company’s actual adjusted effective tax rate for fiscal 2019 may vary from this estimate due to changes in the Company’s tax policy interpretations and assumptions, additional regulatory guidance that may be issued and other factors.

(1) The Company’s statutory U.S. federal income tax rate for fiscal 2019 is 21 percent based on the 2017 Tax Act. The Company’s statutory U.S. federal income tax rate for fiscal 2018 was a blend of 35 percent and 21 percent based on the number of days in the Company’s fiscal year before and after the January 1, 2018 effective date of the reduction in the federal corporate income tax rate pursuant to the 2017 Tax Act.

 (2) Represents the Company’s effective income tax rate, excluding the tax impact of stock-based compensation shortfalls or windfalls.

Management believes that the Company’s adjusted effective income tax rate is an important indicator of our operations because it excludes items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

 (3) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted by the Company in the first quarter of fiscal 2018. The Company anticipates that the adoption of this guidance may cause fluctuations in the Company’s effective tax rate, particularly in the first quarter of each fiscal year, when most of the Company’s annual stock-based awards vest.

Balance Sheet Information

As of April 30, 2019, the Company held cash and cash equivalents of $525.0 million and its investments included $203.3 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During the first six months of fiscal 2019, the Company used $183.5 million to repurchase and retire approximately 4.7 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 2.6 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and six months ended April 30, 2019. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Second Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 2168093 when instructed.

About Eaton Vance Corp.

Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Hexavest and Calvert, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of April 30, 2019, Eaton Vance had consolidated assets under management of $469.9 billion. Exemplary service, timely innovation and attractive returns across market cycles have been hallmarks of Eaton Vance since 1924. For more information, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations(1)
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2019	Q2 2019
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2019	2019	2018	Q1 2019	Q2 2018	2019	2018	Change
Revenue:
Management fees	$359,384	$350,750	$356,076	2%	1%	$710,134	$717,933	(1)%
Distribution and underwriter fees	20,054	23,090	24,157	(13)	(17)	43,144	49,104	(12)
Service fees	29,586	29,360	29,453	1	-	58,946	59,814	(1)
Other revenue	2,837	3,216	3,014	(12)	(6)	6,053	6,085	(1)
Total revenue	411,861	406,416	412,700	1	-	818,277	832,936	(2)
Expenses:
Compensation and related costs	153,542	153,888	147,989	-	4	307,430	303,037	1
Distribution expense	35,930	37,508	40,598	(4)	(11)	73,438	82,467	(11)
Service fee expense	25,921	25,517	25,679	2	1	51,438	52,520	(2)
Amortization of deferred sales commissions	5,571	5,547	4,428	-	26	11,118	8,705	28
Fund-related expenses	9,960	9,645	9,358	3	6	19,605	18,520	6
Other expenses	53,764	53,181	51,962	1	3	106,945	99,201	8
Total expenses	284,688	285,286	280,014	-	2	569,974	564,450	1
Operating income	127,173	121,130	132,686	5	(4)	248,303	268,486	(8)
Non-operating income (expense):
Gains (losses) and other investment income, net	15,206	5,833	(261)	161	NM	21,039	2,337	800
Interest expense	(5,888)	(6,131)	(5,903)	(4)	-	(12,019)	(11,810)	2
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains and other investment income, net	21,794	5,441	1,259	301	NM	27,235	2,976	815
Interest and other expense	(10,821)	(8,336)	(444)	30	NM	(19,157)	(538)	NM
Total non-operating income (expense)	20,291	(3,193)	(5,349)	NM	NM	17,098	(7,035)	NM

Income before income taxes and equity
in net income of affiliates	147,464	117,937	127,337	25	16	265,401	261,451	2
Income taxes	(37,069)	(27,625)	(34,044)	34	9	(64,694)	(82,661)	(22)
Equity in net income of affiliates, net of tax	2,735	1,948	3,113	40	(12)	4,683	6,127	(24)
Net income	113,130	92,260	96,406	23	17	205,390	184,917	11
Net (income) loss attributable to non-controlling
and other beneficial interests	(11,323)	(5,459)	195	107	NM	(16,782)	(10,260)	64
Net income attributable to
Eaton Vance Corp. shareholders	$101,807	$86,801	$96,601	17	5	$188,608	$174,657	8

Earnings per share:
Basic	$0.92	$0.77	$0.84	19	10	$1.69	$1.51	12
Diluted	$0.89	$0.75	$0.78	19	14	$1.64	$1.41	16

Weighted average shares outstanding:
Basic	110,379	112,255	115,625	(2)	(5)	111,315	115,448	(4)
Diluted	114,249	115,516	123,779	(1)	(8)	114,795	123,912	(7)

Dividends declared per share	$0.35	$0.35	$0.31	-	13	$0.70	$0.62	13

(1) Prior year amounts have been restated to reflect the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. Fund subsidies previously included as a component of fund-related expenses are now presented as a contra-revenue component of management fees. In addition, certain front-end load sales commissions that were previously reported on a net basis as a component of distribution expense are now reported on a gross basis in distribution and underwriter fee revenue and distribution expense. The adoption of ASU 2014-09 had no impact on net income or earnings per share.

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2019	Q2 2019
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2019	2019	2018	Q1 2019	Q2 2018	2019	2018	Change

Net income attributable to Eaton Vance
Corp. shareholders	$101,807	$86,801	$96,601	17%	5%	$188,608	$174,657	8%

Net excess tax benefit from stock-based
compensation plans(1)	(277)	(2,949)	(1,878)	(91)	(85)	(3,226)	(13,740)	(77)

Revaluation of deferred tax amounts(2)	-	-	-	NM	NM	-	21,653	(100)

Repatriation of undistributed earnings of
foreign subsidiaries(3)	-	-	42	NM	(100)	-	3,056	(100)

Loss on write-off of Hexavest option, net of tax(4)	-	-	-	NM	NM	-	5,660	(100)

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$101,530	$83,852	$94,765	21	7	$185,382	$191,286	(3)

Earnings per diluted share	$0.89	$0.75	$0.78	19	14	$1.64	$1.41	16

Net excess tax benefit from stock-based
compensation plans	-	(0.02)	(0.01)	(100)	(100)	(0.03)	(0.11)	(73)

Revaluation of deferred tax amounts	-	-	-	NM	NM	-	0.17	(100)

Repatriation of undistributed earnings of
foreign subsidiaries	-	-	-	NM	NM	-	0.02	(100)

Loss on write-off of Hexavest option, net of tax	-	-	-	NM	NM	-	0.05	(100)

Adjusted earnings per diluted share	$0.89	$0.73	$0.77	22	16	$1.61	$1.54	5

(1) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018.
(2) Reflects the revaluation of deferred tax assets and deferred tax liabilities resulting from the enactment of the 2017 Tax Act on December 22, 2017.
(3) Reflects the recognition of incremental tax expense related to the deemed repatriation of foreign earnings considered to be indefinitely reinvested abroad and not previously subject to U.S. taxation.
(4) Reflects the $6.5 million loss recognized upon expiration of the Company's option to acquire an additional 26 percent ownership interest in Hexavest, net of the associated impact to taxes of $0.8 million.

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2019	Q2 2019
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2019	2019	2018	Q1 2019	Q2 2018	2019	2018	Change

Consolidated sponsored funds	$8,141	$2,422	$(3,947)	236%	NM %	$10,563	$2,353	349%

Majority-owned subsidiaries	3,182	3,037	3,752	5	(15)	6,219	7,907	(21)

Net income (loss) attributable to non-controlling
and other beneficial interests	$11,323	$5,459	$(195)	107	NM	$16,782	$10,260	64

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,(1)
	2019	2018
Assets

Cash and cash equivalents	$525,040	$600,696
Management fees and other receivables	235,545	236,736
Investments	975,177	1,078,627
Assets of consolidated CLO entities:
Cash	61,694	216,598
Bank loans and other investments	1,237,129	874,304
Other assets	26,277	4,464
Deferred sales commissions	49,492	48,629
Deferred income taxes	40,017	45,826
Equipment and leasehold improvements, net	70,153	52,428
Intangible assets, net	78,007	80,885
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	69,966	95,454
Total assets	$3,633,178	$3,599,328

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$121,571	$233,836
Accounts payable and accrued expenses	87,844	91,410
Dividend payable	49,612	51,731
Debt	620,095	619,678
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	856,972	873,008
Line of credit	151,838	-
Other liabilities	207,228	154,185
Other liabilities	107,810	131,952
Total liabilities	2,202,970	2,155,800

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	340,176	335,097
Total temporary equity	340,176	335,097

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 422,935 and 422,935 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 114,068,374 and 116,527,845 shares, respectively	446	455
Additional paid-in capital	-	17,514
Notes receivable from stock option exercises	(7,820)	(8,057)
Accumulated other comprehensive loss	(61,615)	(53,181)
Retained earnings	1,157,970	1,150,698
Total Eaton Vance Corp. shareholders' equity	1,088,983	1,107,431
Non-redeemable non-controlling interests	1,049	1,000
Total permanent equity	1,090,032	1,108,431
Total liabilities, temporary equity and permanent equity	$3,633,178	$3,599,328

				Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2019	2019	2018	2019	2018
Equity assets – beginning of period(2)	$116,990	$115,772	$122,595	$115,772	$113,472
Sales and other inflows	5,050	6,220	5,913	11,270	11,789
Redemptions/outflows	(4,570)	(5,461)	(5,265)	(10,031)	(10,585)
Net flows	480	759	648	1,239	1,204
Exchanges	150	(108)	(5)	42	(2)
Market value change	8,249	567	(5,481)	8,816	3,083
Equity assets – end of period	$125,869	$116,990	$117,757	$125,869	$117,757
Fixed income assets – beginning of period(3)	82,525	77,844	72,663	77,844	70,797
Sales and other inflows	8,352	9,222	6,164	17,574	12,491
Redemptions/outflows	(5,427)	(6,053)	(3,925)	(11,480)	(7,862)
Net flows	2,925	3,169	2,239	6,094	4,629
Exchanges	70	326	(7)	396	11
Market value change	1,224	1,186	(871)	2,410	(1,413)
Fixed income assets – end of period	$86,744	$82,525	$74,024	$86,744	$74,024
Floating-rate income assets – beginning of period	40,943	44,837	39,793	44,837	38,819
Sales and other inflows	2,079	3,566	4,561	5,645	6,835
Redemptions/outflows	(3,657)	(6,478)	(2,205)	(10,135)	(3,860)
Net flows	(1,578)	(2,912)	2,356	(4,490)	2,975
Exchanges	(57)	(266)	18	(323)	15
Market value change	442	(716)	115	(274)	473
Floating-rate income assets – end of period	$39,750	$40,943	$42,282	$39,750	$42,282
Alternative assets – beginning of period	9,991	12,139	13,248	12,139	12,637
Sales and other inflows	802	1,044	1,864	1,846	3,578
Redemptions/outflows	(1,275)	(3,264)	(1,344)	(4,539)	(2,378)
Net flows	(473)	(2,220)	520	(2,693)	1,200
Exchanges	(149)	(27)	(2)	(176)	(8)
Market value change	40	99	(260)	139	(323)
Alternative assets – end of period	$9,409	$9,991	$13,506	$9,409	$13,506
Portfolio implementation assets – beginning of period	115,435	110,840	110,442	110,840	99,615
Sales and other inflows	5,984	7,487	5,791	13,471	10,899
Redemptions/outflows	(4,721)	(4,113)	(3,542)	(8,834)	(7,297)
Net flows	1,263	3,374	2,249	4,637	3,602
Exchanges	(21)	75	1	54	(15)
Market value change	8,714	1,146	(5,522)	9,860	3,968
Portfolio implementation assets – end of period	$125,391	$115,435	$107,170	$125,391	$107,170
Exposure management assets – beginning of period	78,768	77,871	90,488	77,871	86,976
Sales and other inflows	14,559	17,122	15,083	31,681	37,735
Redemptions/outflows	(12,544)	(17,808)	(18,688)	(30,352)	(39,843)
Net flows	2,015	(686)	(3,605)	1,329	(2,108)
Market value change	1,992	1,583	(1,550)	3,575	465
Exposure management assets – end of period	$82,775	$78,768	$85,333	$82,775	$85,333
Total assets under management – beginning of period	444,652	439,303	449,229	439,303	422,316
Sales and other inflows	36,826	44,661	39,376	81,487	83,327
Redemptions/outflows	(32,194)	(43,177)	(34,969)	(75,371)	(71,825)
Net flows	4,632	1,484	4,407	6,116	11,502
Exchanges	(7)	-	5	(7)	1
Market value change	20,661	3,865	(13,569)	24,526	6,253
Total assets under management – end of period	$469,938	$444,652	$440,072	$469,938	$440,072

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Whenever presented, Equity assets include balanced and other multi-asset mandates.
(3) Whenever presented, Fixed Income assets include cash management mandates.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2019	2019	2018	2019	2018
Funds – beginning of period(2)	$162,750	$164,968	$164,554	$164,968	$156,853
Sales and other inflows	10,510	13,723	11,796	24,233	22,312
Redemptions/outflows	(9,399)	(15,425)	(8,672)	(24,824)	(17,486)
Net flows	1,111	(1,702)	3,124	(591)	4,826
Exchanges	(7)	(98)	5	(105)	1
Market value change	7,108	(418)	(4,814)	6,690	1,189
Funds – end of period	$170,962	$162,750	$162,869	$170,962	$162,869
Institutional separate accounts – beginning of period	155,224	153,996	169,406	153,996	159,986
Sales and other inflows	16,327	20,829	19,956	37,156	45,637
Redemptions/outflows	(16,499)	(22,329)	(21,733)	(38,828)	(45,067)
Net flows	(172)	(1,500)	(1,777)	(1,672)	570
Exchanges	-	98	246	98	326
Market value change	5,408	2,630	(4,059)	8,038	2,934
Institutional separate accounts – end of period	$160,460	$155,224	$163,816	$160,460	$163,816
Individual separate accounts – beginning of period(3)	126,678	120,339	115,269	120,339	105,477
Sales and other inflows	9,989	10,109	7,624	20,098	15,378
Redemptions/outflows	(6,296)	(5,423)	(4,564)	(11,719)	(9,272)
Net flows	3,693	4,686	3,060	8,379	6,106
Exchanges	-	-	(246)	-	(326)
Market value change	8,145	1,653	(4,696)	9,798	2,130
Individual separate accounts – end of period	$138,516	$126,678	$113,387	$138,516	$113,387
Total assets under management – beginning of period	444,652	439,303	449,229	439,303	422,316
Sales and other inflows	36,826	44,661	39,376	81,487	83,327
Redemptions/outflows	(32,194)	(43,177)	(34,969)	(75,371)	(71,825)
Net flows	4,632	1,484	4,407	6,116	11,502
Exchanges	(7)	-	5	(7)	1
Market value change	20,661	3,865	(13,569)	24,526	6,253
Total assets under management – end of period	$469,938	$444,652	$440,072	$469,938	$440,072

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Whenever presented, Fund assets include assets of cash management funds.
(3) In the first quarter of fiscal 2019, the Company revised its classification of consolidated assets under management and net flows by investment vehicle to combine the formerly separate high-net-worth separate account and retail managed account categories into a single individual separate account category. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management or total consolidated net flows for any period.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2019	2019	Change	2018	Change
Equity(2)	$125,869	$116,990	8%	$117,757	7%
Fixed income(3)	86,744	82,525	5%	74,024	17%
Floating-rate income	39,750	40,943	-3%	42,282	-6%
Alternative	9,409	9,991	-6%	13,506	-30%
Portfolio implementation	125,391	115,435	9%	107,170	17%
Exposure management	82,775	78,768	5%	85,333	-3%
Total	$469,938	$444,652	6%	$440,072	7%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes balanced and other multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2019	2019	Change	2018	Change
Open-end funds	$104,367	$99,846	5%	$101,682	3%
Closed-end funds	24,503	23,633	4%	24,635	-1%
Private funds(2)	42,092	39,271	7%	36,552	15%
Institutional separate accounts	160,460	155,224	3%	163,816	-2%
Individual separate accounts(3)	138,516	126,678	9%	113,387	22%
Total	$469,938	$444,652	6%	$440,072	7%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.
(3) In the first quarter of fiscal 2019, the Company revised its classification of consolidated assets under management by investment vehicle to combine the formerly separate high-net-worth separate account and retail managed account categories into a single individual separate account category. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2019	2019	Change	2018	Change
Eaton Vance Management(2)	$184,603	$178,261	4%	$173,269	7%
Parametric	245,168	230,157	7%	231,452	6%
Atlanta Capital(3)	25,766	23,216	11%	23,593	9%
Calvert(3)	14,401	13,018	11%	11,758	22%
Total	$469,938	$444,652	6%	$440,072	7%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.
(3) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Fund, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert, including assets sub-advised by other Eaton Vance affiliates, were $17.1 billion as of April 30, 2019, $15.4 billion as of January 31, 2019 and $14.0 billion as of April 30, 2018.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)(2)
(in basis points on average managed assets)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2019	Q2 2019
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2019	2019	2018	Q1 2019	Q2 2018	2019	2018	Change
Equity	57.1	56.9	58.6	0%	-3%	56.9	59.3	-4%
Fixed income	33.0	33.4	35.1	-1%	-6%	33.2	35.6	-7%
Floating-rate income	50.0	50.0	50.7	0%	-1%	49.9	50.9	-2%
Alternative	59.4	58.3	65.2	2%	-9%	58.6	66.0	-11%
Portfolio implementation	14.7	14.3	14.1	3%	4%	14.5	14.6	-1%
Exposure management	5.3	5.2	5.1	2%	4%	5.2	5.1	2%
Consolidated average
annualized fee rates	31.8	32.0	32.8	-1%	-3%	31.8	33.2	-4%

(1) Prior year management fee rates have been restated to reflect the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. Fund subsidies previously included as a component of fund-related expenses are now presented as a contra-revenue component of management fees.
(2) Excludes performance-based fees, which were $1.8 million for the three months ended April 30, 2019, $(0.3) million for the three months ended January 31, 2019, $(0.5) million for the three months ended April 30, 2018, $1.5 million for the six months ended April 30, 2019 and $(1.0) million for the six months ended April 30, 2018.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2019	2019	2018	2019	2018
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$177	$159	$193	$159	$182
Sales and other inflows	4	40	5	44	10
Redemptions/outflows	(3)	(25)	(11)	(28)	(17)
Net flows	1	15	(6)	16	(7)
Market value change	6	3	(8)	9	4
Eaton Vance sponsored funds – end of period	$184	$177	$179	$184	$179
Eaton Vance distributed separate accounts –
beginning of period(2)	$2,065	$2,169	$3,264	$2,169	$3,092
Sales and other inflows	3	21	62	24	140
Redemptions/outflows	(79)	(140)	(103)	(219)	(218)
Net flows	(76)	(119)	(41)	(195)	(78)
Market value change	87	15	(136)	102	73
Eaton Vance distributed separate accounts – end of period	$2,076	$2,065	$3,087	$2,076	$3,087
Total Eaton Vance distributed – beginning of period	$2,242	$2,328	$3,457	$2,328	$3,274
Sales and other inflows	7	61	67	68	150
Redemptions/outflows	(82)	(165)	(114)	(247)	(235)
Net flows	(75)	(104)	(47)	(179)	(85)
Market value change	93	18	(144)	111	77
Total Eaton Vance distributed – end of period	$2,260	$2,242	$3,266	$2,260	$3,266
Hexavest directly distributed – beginning of period(3)	$10,988	$11,467	$13,271	$11,467	$12,748
Sales and other inflows	700	519	311	1,219	476
Redemptions/outflows	(473)	(1,134)	(485)	(1,607)	(985)
Net flows	227	(615)	(174)	(388)	(509)
Market value change	419	136	(595)	555	263
Hexavest directly distributed – end of period	$11,634	$10,988	$12,502	$11,634	$12,502
Total Hexavest managed assets – beginning of period	$13,230	$13,795	$16,728	$13,795	$16,022
Sales and other inflows	707	580	378	1,287	626
Redemptions/outflows	(555)	(1,299)	(599)	(1,854)	(1,220)
Net flows	152	(719)	(221)	(567)	(594)
Market value change	512	154	(739)	666	340
Total Hexavest managed assets – end of period	$13,894	$13,230	$15,768	$13,894	$15,768

(1) Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.
(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.
(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.